Schedule A

As of June 23, 2014

Group I

Fund	Assets (in Millions)	Rate of Fee(1)	Agreement Adoption and Schedule A Effective Date
Columbia Variable Portfolio – Asset Allocation Fund	Assets invested in underlying funds that pay an investment advisory fee to the Investment Manager.	0.000%
	Assets invested in securities (other than third-party advised mutual funds and funds that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, exchange-traded funds, derivatives and individual securities.	0.550%
	Assets invested in non-exchange traded third-party advised mutual funds.	0.100%

Columbia Variable Portfolio – Contrarian Core Fund	$0 - $500	0.710%
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Variable Portfolio – Core Bond Fund	$0 - $1,000	0.430%
	>$1,000 - $2,000	0.420%
	>$2,000 - $6,000	0.400%
	>$6,000 - $7,500	0.380%
	>$7,500 - $9,000	0.365%
	>$9,000 - $12,000	0.360%
	>$12,000 - $20,000	0.350%
	>$20,000 - $24,000	0.340%
	>$24,000 - $50,000	0.320%
	>$50,000	0.300%

Fund	Assets (in Millions)	Rate of Fee(1)	Agreement Adoption and Schedule A Effective Date
Columbia Variable Portfolio – Select Large Cap Growth Fund	$0 - $500	0.710%
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%
Columbia Variable Portfolio – Small Cap Value Fund	$0 - $500	0.790%
	>$500 - $1,000	0.745%
	>$1,000	0.700%
Columbia Variable Portfolio – Small Company Growth Fund	$0 - $500	0.790%
	>$500 - $1,000	0.745%
	>$1,000	0.700%
Columbia Variable Portfolio – Strategic Income Fund	$0 - $500	0.530%
	>$500 - $1,000	0.525%
	>$1,000 - $2,000	0.515%
	>$2,000 - $3,000	0.495%
	>$3,000 - $6,000	0.480%
	>$6,000 - $7,500	0.455%
	>$7,500 - $9,000	0.440%
	>$9,000 - $10,000	0.431%
	>$10,000 - $15,000	0.419%
	>$15,000 - $20,000	0.409%
	>$20,000 - $24,000	0.393%
	>$24,000 - $50,000	0.374%
	>$50,000	0.353%
Variable Portfolio – AQR Managed Futures Strategy Fund(2)	$0 - $500	1.020%
	>$500 - $1,000	0.975%
	>$1,000 - $3,000	0.950%
	>$3,000 - $6,000	0.930%
	>$6,000	0.900%
Variable Portfolio – Multi-Strategy Alternatives Fund(2)	$0 - $500	1.020%
	>$500 - $1,000	0.975%
	>$1,000 - $3,000	0.950%
	>$3,000 - $6,000	0.930%
	>$6,000	0.900%
Variable Portfolio – Goldman Sachs Commodity Strategy Fund(2)	$0 - $500	0.550%
	>$500 - $1,000	0.505%
	>$1,000 - $3,000	0.480%
	>$3,000 - $6,000	0.460%
	>$6,000	0.440%

Fund	Assets (in Millions)	Rate of Fee(1)	Agreement Adoption and Schedule A Effective Date
Variable Portfolio – Pyrford International Equity Fund	$0 - $500	0.790%
	>$500 - $1,000	0.745%
	>$1,000 - $1,500	0.700%
	>$1,500 - $3,000	0.650%
	>$3,000 - $6,000	0.640%
	>$6,000	0.620%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on aggregate net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any investment management service fees paid to the Investment Manager by any Subsidiaries under separate investment management services agreements with the Subsidiaries.

Group II

Fund	Category of Portfolio Investment	Assets (in Millions)	Rate of Fee(1)	Agreement Adoption and Schedule A Effective Date
Columbia Variable Portfolio – Managed Volatility Conservative Fund	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an investment management services fee to the Investment Manager	All such assets	0.00%
	Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an investment management services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.660%
		>$500 - $1,000	0.615%
		>$1,000 - $1,500	0.570%
		>$1,500 - $3,000	0.520%
		>$3,000 - $6,000	0.510%
		>$6,000	0.490%

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an investment management services fee to the Investment Manager	All such assets	0.00%
	Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an investment management services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.660%
		>$500 - $1,000	0.615%
		>$1,000 - $1,500	0.570%
		>$1,500 - $3,000	0.520%
		>$3,000 - $6,000	0.510%
		>$6,000	0.490%

Fund	Category of Portfolio Investment	Assets (in Millions)	Rate of Fee(1)	Agreement Adoption and Schedule A Effective Date
Columbia Variable Portfolio – Managed Volatility Growth Fund	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an investment management services fee to the Investment Manager	All such assets	0.00%
	Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an investment management services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.660%
		>$500 - $1,000	0.615%
		>$1,000 - $1,500	0.570%
		>$1,500 - $3,000	0.520%
		>$3,000 - $6,000	0.510%
		>$6,000	0.490%

Variable Portfolio – Multi-Manager Diversified Income Fund	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an investment management services fee to the Investment Manager	All such assets	0.00%	Agreement adopted as of March 5, 2014; and Schedule A effective as of June 23, 2014
	Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an investment management services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.660%
		>$500 - $1,000	0.615%
		>$1,000 - $1,500	0.570%
		>$1,500 - $3,000	0.520%
		>$3,000 - $6,000	0.510%
		>$6,000	0.490%

Variable Portfolio – Multi-Manager Interest Rate Adaptive Fund	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an investment management services fee to the Investment Manager	All such assets	0.00%	Agreement adopted as of March 5, 2014; and Schedule A effective as of June 23, 2014
	Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an investment management services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.660%
		>$500 - $1,000	0.615%
		>$1,000 - $1,500	0.570%
		>$1,500 - $3,000	0.520%
		>$3,000 - $6,000	0.510%
		>$6,000	0.490%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets. In no event shall the advisory fee be negative (even if the portfolio investments in a particular category have a negative net value).

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of June 23, 2014, provided that the Agreement shall, with respect to each Fund, be deemed to have been executed as of the later of the Agreement adoption and Schedule A effective date for such Fund specified herein.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director